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                              DAYTON HUDSON CORPORATION
                               EXECUTIVE INCENTIVE PLAN
                                     (PTOC & EVA)

                        (AS AMENDED AND RESTATED MAY 21, 1997)


                                      Article I

Sec. 1.1 NAME. The name of the short term incentive plan set forth herein is "Dayton Hudson Corporation Executive Incentive Plan (PTOC & EVA)". It is sometimes hereinafter referred to as the "Plan". "Company" refers to Dayton Hudson Corporation and its subsidiaries. "Division" refers to an operating company, test strategy, staff group or other subdivision of the Company.

Sec. 1.2 COMPENSATION POLICY AND PLAN INTENT. The Plan has been designed to provide financial incentives ("incentive bonuses") to designated upper level executive employees, who through their efforts directly and significantly impact the achievement of Company goals and objectives. Such incentive bonuses are intended to reflect both the executive's personal achievements therein, as well as the Division's or Company's achievement of such goals and objectives.

Sec. 1.3 ELIGIBILITY. Participation in this Plan is restricted to those upper level executive employees who, through their position and performance, have a decided impact upon the performance of the Company and/or a Division, and therefore upon the operating results of the Company. The Compensation Committee shall determine which individuals or groups of individuals by title or position or rank shall participate in the Plan.

          Divisions which participate in the Plan shall at times hereinafter be referred to as "Participating Divisions". Executives participating in the Plan are referred to as "participants" at times herein.

          Those Divisions which do not participate in this Plan shall at times hereinafter be referred to as "Non-Participating Divisions".

Sec. 1.4 TRANSFER AND TERMINATION. A participant who transfers to another Division of the Company, or who terminates employment for the purpose of early or normal retirement from the Company, or who dies or becomes disabled shall be eligible for incentive compensation at Plan Year end if they were an actual participant in the Plan at the commencement of such Plan Year. The incentive bonus, when determined, pursuant to the provisions hereof shall be prorated to reflect that portion of the Plan Year (including ALL if such is the case) during which the participant was enrolled and participating in the Plan as a participant. Participants in this category will be treated in accordance with the following guidelines:

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          a.   TRANSFERS BETWEEN PARTICIPATING DIVISIONS.  In the event of a transfer between then Participating Divisions, a pro rata share of the incentive bonus shall be contributed by each Participating Division if the participant has been designated as such in each Participating Division from the commencement of the Plan Year, or in the case of the successor Participating Division, from his/her commencement of employment to Plan Year end.

          b. TRANSFERS BETWEEN PARTICIPATING DIVISION AND NON-PARTICIPATING DIVISION AND RETIREMENT, DEATH OR DISABILITY OF PARTICIPATING EXECUTIVE. In the event a participant transfers from a Participating Division to a Non-Participating Division, a pro rata incentive bonus calculated on the basis of the number of months (a major portion of a month to be considered a whole month) during the Plan Year the executive was a Participant in the Plan, over 12, will be awarded in the due course of the Plan's administration. The same formula shall be utilized for executives who transfer from a Non-Participating Division to a Participating Division. The same method of calculating an incentive bonus shall also be utilized in calculating incentive bonuses for participants who die, become disabled or who retire from the Company during the year. Any such incentive bonuses would be paid only in the normal course of administration of the Plan.

          c. NEW EXECUTIVE EMPLOYEES. Upon recommendation of the Chief Personnel Officer or the Chief Executive Officer of a Division, whichever is applicable, and following approval thereof by the Chairman of the Company, a new executive employee who will have been employed by a Participating Division prior to the end of a Plan Year may be designated as a participant in the Plan, subject to the conditions of the Plan.

          d. TERMINATION OTHER THAN RETIREMENT, DEATH OR DISABILITY. A participant who terminates his/her employment during the Plan Year for any reason other than retirement, death or disability, shall not be eligible for and shall not receive an incentive bonus for the subject Plan Year. A participant who terminates following the completion of the subject Plan Year, but prior to the payout of such incentive bonus shall receive the incentive bonus under procedures which would, only for such purpose, treat them as still employed at the time of the Plan payout.

          e. PROMOTION OR JOB CHANGE. A participant who has a promotion and/or a job change during a Plan Year will have his/her incentive bonus calculated using each grade level separately. The score and grade level shall determine the bonus percentage and that percentage shall be applied to the Midpoint of Salary Range while in the grade level. The total incentive bonus will be the sum of the bonuses for each grade level.


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          f.   MARKET PRICING ADJUSTMENT.  A participant whose grade level is adjusted during the Plan Year due to a "market pricing adjustment" will have his/her bonuses calculated for the entire period using the adjusted grade. If a, b and/or e are applicable, those sections shall also apply and this section f shall be applicable only for the period that the "market pricing adjustment" relates to.

Sec. 1.5  PROCESS FOR DETERMINATION OF INCENTIVE BONUSES

          a.   DEFINED INCENTIVE BONUS TERMS

               "Bonus Matrix"

                   The "Bonus Matrix" refers to either of two separate tables setting forth figures which indicate with varying job grade level classifications, the percentage of incentive bonus attributable to each PTOC Score or EVA Score in relationship to the participant's Midpoint of Salary Range. The "Bonus Matrix" may be changed from time to time at the election of the Compensation Committee but any change in the Bonus Matrix shall have prospective application only.

               "Capital Charge"

                   "Capital Charge" is the cost of capital invested in the business operation, adjusted for the maturity of the assets employed by such business operation.

               "Covered Officer"

                   "Covered Officer" includes all participants whose compensation, in the year for which the bonus is calculated, is subject to the compensation expense deduction limitations set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended.

               "EVA"

                   "EVA" (economic value added) is PTOC after taxes less a Capital Charge.

               "EVA Score"

                   The "EVA Score" is determined from a schedule that is approved by the Compensation Committee that gives a score for the level of EVA achieved by the Division and/or Company. The schedule may be modified annually.


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               "Midpoint of Salary Range"

                   The "Midpoint of Salary Range" of a participant during the related incentive bonus Fiscal Year is the midpoint for his/her job grade as set forth in the salary range by job grade that is applicable.

               "PTOC"

                   "PTOC" (pre-tax operating contribution) is operating income on a first-in, first-out inventory accounting basis, with certain adjustments for treating all leases as operating leases and ignoring the effects of securitizing accounts receivable and large non-recurring items.

               "PTOC Score"

                   The "PTOC Score" is determined from a schedule that is approved by the Compensation Committee that gives a score for the level of PTOC achieved by the Division and/or Company. The schedule may be modified annually.

          b.   DETERMINATION OF BONUS BASED UPON PTOC

               (1) COMPENSATION POLICY AND INTENT OF PTOC BONUSES

                   Incentive bonuses under the PTOC portion of the Plan are based on the Division and/or Company PTOC for the Fiscal Year.

               (2) NON-POOLED

                   Incentive bonuses for each participant will be calculated by taking the participant's bonus percentage from the PTOC Bonus Matrix, using his/her salary grade, and multiplying it by his/her Midpoint of Salary Range.

               (3) POOLED

                   A bonus pool is calculated by multiplying the percentage from the Bonus Matrix using the PTOC Score for each participant by the participant's Midpoint of Salary Range.

                   The incentive bonus for each participant will be based on a ratio of his/her bonus to all bonuses paid under the Executive Incentive Plan (Personal Score). The percentage determined by that ratio will be multiplied by the bonus pool.


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               (4) MINIMUM SCORE

                   No bonus will be payable to a participant under this Plan unless his/her personal score under the Executive Incentive Plan (Personal Score) is equal to or higher than a minimum set by the Division or the Compensation Committee.

               (5) SELECTION OF POOLED OR NON-POOLED

                   The Compensation Committee will determine whether a Division and/or Company is to be pooled or non-pooled.

          c.   DETERMINATION OF BONUS BASED UPON EVA

               (1) COMPENSATION POLICY AND INTENT OF EVA BONUSES

                   Incentive bonuses under the EVA portion of the Plan are based on the Division and/or Company EVA for the Fiscal Year.

               (2) NON-POOLED

                   A bonus pool is calculated by multiplying the percentage from the Bonus Matrix using the EVA Score for each participant by the participant's Midpoint of Salary Range.

               (3) POOLED

                   A bonus pool is calculated by multiplying the percentage from the Bonus Matrix using the EVA Score for each participant by the participant's Midpoint of Salary Range.

                   The incentive bonus for each participant will be based on a ratio of his/her bonus to all bonuses paid under the Executive Incentive Plan (Personal Score). The percentage determined by that ratio will be multiplied by the bonus pool.

               (4) MINIMUM SCORE

                   No bonus will be payable to a participant under this Plan unless his/her personal score under the Executive Incentive Plan (Personal Score) is equal to or higher than a minimum set by the Division or the Compensation Committee.


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               (5) SELECTION OF POOLED OR NON-POOLED

                   The Compensation Committee will determine whether a Division and/or Company is to be pooled or non-pooled.


          d.   MAXIMUM BONUS

               The maximum bonus payable under the Plan is equal to 400% of the salary of the Chief Executive Officer (the "CEO") or other Covered Officer set forth in the Proxy Statement covering the year during which the bonus was earned. If the CEO or other Covered Officer held a different office or was not employed in his/her position for the full year covered by that Proxy Statement, the maximum bonus is 400% of the highest salary reported in such year. Provided, however, in either case the aggregate of all bonuses paid to the CEO or other Covered Officer under any combination of this Plan and the Personal Score Plan may not exceed 400% of the relevant salary. In addition, for purposes of calculating the maximum bonus payable to the CEO or any other Covered Officer, the salary of the participant may not exceed 200% of the salary earned by the Company's CEO for Fiscal 1996 as reported in its Proxy Statement covering that year. The aggregate of all bonuses paid to any other executive not listed above under any combination of this Plan and the Personal Score Plan may not exceed 400% of his/her base salary. If it is necessary to reduce a bonus in order to comply with the limitation on the maximum aggregate bonus payable to a participant, then the reduction shall be applied first to the bonus payable under the Personal Score Plan and then, if necessary, to the bonus payable under this Plan.

                                      Article II

Sec. 2.1 PAYMENT OF BONUS. Normally the total incentive bonus for a Fiscal Year will be paid in cash as soon as administratively feasible after the amount of the incentive bonus has been computed.

          However, any participant who is a participant in a deferred compensation plan or arrangement of the Company, may have his/her incentive bonus deferred pursuant to that plan or arrangement.

                                     Article III

Sec. 3.1 BENEFICIARY. Any incentive bonus payments which become distributable after the death of a participant shall be distributed as they become due to such person or persons, or other legal entity as the participant may have designated in writing delivered to his/her Participating Division's personnel office on an approved form. The participant may, from time to time, revoke or change any such designation by writing delivered to such Participating Division's personnel office on an approved form. If there is no unrevoked



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          designation on file with such corporate personnel office at the participant's death, or if the person or persons designated therein shall have all predeceased the participant, such distributions shall be made to the participant's spouse, or in the absence of a spouse, children and if the participant has no spouse or children, to the participant's estate. If a participant has deferred his/her incentive bonus pursuant to a plan or arrangement, the plan or arrangement shall govern the beneficiary designation.

                                      Article IV

Sec. 4.1 ADMINISTRATION AND INTERPRETATION OF PLAN. This Plan shall be interpreted by the Compensation Committee of the Company and its interpretations shall be final and binding on participants, Participating Divisions, and all other parties in interest.

          The Plan shall be administered by the Compensation Committee selected by the Board of Directors. The Plan Committee reserves the right, from time to time, to prescribe rules and regulations, not inconsistent with the provisions of the Plan, and to modify or revoke such rules and regulations at such time and in such manner as it may deem proper. A copy of this Plan and all such rules and regulations will be supplied to each person participating in the Plan and a copy of the then current Plan shall be maintained in the Company's personnel office and at the personnel office of each Participating Division and shall be available, upon request, for review by any participant or his duly authorized agent. All persons in the Plan shall be bound by the terms of the Plan and of all rules and regulations pursuant thereto, all as now in effect or hereafter amended, promulgated or passed which shall likewise be maintained at the Company and each Participating Division personnel office.

                                      Article V

Sec. 5.1 RIGHTS OF PARTICIPANTS AND BENEFICIARIES. The Plan is not an employment agreement and does not assure or evidence to any degree the continued employment or the claim to continued employment of any participant for any time or period or job.

          No participant or beneficiary shall, by virtue of this Plan, have any interest in any specific asset or assets of the Company or any Participating Division. A participant or beneficiary has only an unsecured contract right to receive cash payments in accordance with and at the times specified by the Plan.

          No participant shall have the right or ability to assign, pledge, or otherwise dispose of any part of an incentive bonus hereunder (except as provided in Section 3.1 hereof).

                                      Article VI

Sec. 6.1 OVERVIEW. It is specifically understood that the Chairman of the Board and Chief Executive Officer of the Company shall at all times retain the authority to veto or rescind any appointment or designation of an individual as a participant (except an


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          Executive Officer) under this Plan but it is the intent of the Plan that such authority shall be exercised with restraint and only for circumstances deemed by said officer to be of importance for preserving the integrity of the Plan's policy and/or its performance.

                                     Article VII

Sec. 7.1 TERMINATION OF PLAN. This Plan may be amended or terminated at any time by the Board of Directors of the Company. Such amendment or termination, will not, without the participant's written consent, affect his/her incentive bonus or bonuses previously earned.

                                     Article VIII

Sec. 8.1  MISCELLANEOUS DEFINITIONS.

          a. "COMPENSATION COMMITTEE": shall mean that committee of the Board of Directors of the Company designated as such on January 12, 1994 or as it is thereafter designated during the term hereof and if during the term hereof no such named committee shall be designated by the Board of Directors it shall mean the Committee of the Board most nearly performing the duties of the Compensation Committee as defined at the time of its elimination as a Board Committee.

          b. "PLAN YEAR": Plan Year shall be the applicable financial "Fiscal Year" of the Company.

          c. "RETIRE OR RETIREMENT": Retire or Retirement means a termination of employment pursuant to an arrangement contained in any formal private retirement plan or written agreement then in effect by the Company or any participating Division relative to the subject participant.

          d. "CHAIRMAN": Chairman shall at all times refer to the incumbent Chairman of the Board of Directors of the Dayton Hudson Corporation.

                                      Article IX

Sec. 9.1  MISCELLANEOUS PROVISIONS

          a. HEADINGS. Headings at the beginning of sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

          b. CAPITALIZED DEFINITIONS. Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.


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          c.   GENDER.  Any references to gender also include the opposite gender.

          d. USE OF COMPOUNDS OF WORD "HERE". Use of the words "hereof", "herein", "hereunder", or similar compounds of the word "here" shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

          e. CONSTRUED AS A WHOLE. The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

          f. SHAREHOLDER APPROVAL. No bonuses, awards or other compensation will be granted or paid pursuant to this Plan unless and until this Plan is approved by the affirmative vote of a majority of the voting power of the shares present and entitled to vote at a meeting of the Company's shareholders.






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